Exhibit 5.1

September 4, 1998

Mitchell Rubinson
Chairman and Chief Executive Officer
International Fast Food Corporation
1000 Lincoln Road, Suite 200
Miami Beach, Florida 33139

Gentlemen:

         On August 27, 1998, International Fast Food Corporation, a Florida corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form SB-2, as amended (No. 333-62315) (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the certain shareholders of the Company (the "Selling Shareholders") of up to 48,957,143 shares of Common Stock, 39,377,143 of which will be acquired pursuant to the conversion of currently outstanding 11% Convertible Senior Subordinated Discount Notes (the "Convertible Notes"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection with the Registration Statement, we have examined, considered and relied upon copies of the following documents (collectively, the "Documents"): (i) the Company's Amended and Restated Articles of Incorporation and Bylaws; (ii) the Registration Statement and all amendments and exhibits thereto; and (iii) such other documents and instruments that we have deemed necessary for the expression of the opinion herein contained. In making the foregoing examinations, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to various questions of fact material to the opinion expressed below, we have relied, to the extent we deemed reasonably appropriate, upon the representations or certificates of officers and/or directors of the Company and upon documents, records and instruments furnished to by the Company, without independently verifying the accuracy of such certificates, documents, records or instruments.

         Based upon the foregoing examination, and subject to the qualifications set forth below, we are of the opinion that (i) the Shares to be sold by the Selling Shareholders who currently hold Convertible Notes have been duly and validly authorized, and when issued and delivered in


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accordance with the terms of the Convertible Notes, will be validly issued, fully paid and non-assessable and (ii) the shares to be sold by the remaining Selling Shareholders pursuant to the Registration Statement have been duly and validly authorized and issued and are fully paid and non-assessable.

     Although we have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement, our engagement has been limited to certain matters about which we have been consulted. Consequently, there exist matters of a legal nature involving the Company in which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of this date, and we assume no obligation to update or supplement our opinions to reflect any facts or circumstances that may come to our attention or any change in law that may occur or become effective at a later date.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus comprising a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Act of the rules and regulations promulgated thereunder.

                                    Sincerely,
                                    GREENBERG TRAURIG, P.A.
                                    BY: /S/ GARY M. EPSTEIN
                                        -------------------
                                        Gary M. Epstein